Installed Building Products Successfully Closes New Term Loan B Facility

Columbus, Ohio, March 28, 2024. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced that the Company has successfully closed its previously announced new 7-year $500 million term loan (the “New Term Loan”).

The New Term Loan matures on March 28, 2031, has no financial maintenance covenants, and is rated BB+ by S&P Global Ratings and Ba1 by Moody's Investors Service. The pricing of the New Term Loan bears interest at the adjusted term secured overnight financing rate plus 2.00% per annum, or an alternative base rate plus 1.00%. Net proceeds of the New Term Loan were used to refinance the Company’s prior $490 million Term Loan B facility and pay fees.

"Our ability to successfully refinance the New Term Loan on more favorable financial terms to our previous term loan, while extending the expiration date by more than 2 years, is the result of IBP's continued strong operating and financial performance, conservative capital structure, and current market conditions. The New Term Loan's expiration date has further staggered the repayment timing of our long-term debt," stated Chief Financial Officer, Michael Miller.

RBC Capital Markets, BofA Securities, Inc., Goldman Sachs Bank USA, Jefferies Finance LLC and The Benchmark Company, LLC acted as joint lead arrangers and bookrunning managers for the New Term Loan.

Additional details on the credit facility may be found in the Form 8-K filed today with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, our ability to grow and strengthen our market position, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic, market and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net

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